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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES



Pricing Supplement No. 81                                   Trade Date: 08/18/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 08/21/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is August 19, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGF5              $5,969,000.00              5.00%                  08/15/15                 100%

    Interest Payment
        Frequency                                                                  Dates and terms of redemption
      (begin date)          Survivor's Option       Subject to Redemption       (including the redemption price)
    ----------------        -----------------       ---------------------       --------------------------------
        11/15/03                   Yes                    Yes                              100% 08/15/04
       quarterly                                                                   semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $5,885,434.00             $83,566.00                $2.75             ABN AMRO Financial
                                                                             Services, Inc.


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